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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of E. I. du Pont de Nemours and Company and its subsidiaries of our report dated February 19, 1999, relating to the consolidated financial statements, which appears on page 40 of E. I. du Pont de Nemours and Company and its subsidiaries' 1998 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 19, 1999 relating to the financial statement schedule, which appears on page 19 of such Annual Report on Form 10-K/A Amendment No. 1. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.



By:   /s/ PricewaterhouseCoopers LLP
      ---------------------------------------
      PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
August 30, 1999